UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

475 10th Avenue, 9th Floor, New York, NY 10018
(Address, including zip code, of principal executive offices)

(646) 459-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant.

On July 17, 2008, I.C. Isaacs & Company, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) to report, among other events, the dismissal of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm. This Amendment No. 1 to the Current Report on Form 8-K (the “Amended Report”) restates in its entirety Item 4.01 of the Initial Report (i) to provide, pursuant to Item 304(a)(3) of Regulation S-K, a copy of the letter (filed as Exhibit 16.1 to this Amended Report) that BDO provided to the SEC agreeing with the disclosures contained in the Initial Report, (ii) to report the Company’s engagement of Mahoney Cohen & Company, CPA, P.C. (“Mahoney”) as the Company’s independent registered public accounting firm, and (iii) to extend the period during which the Company engaged BDO from March 31, 2008 to July 11, 2008.

(a)(1)        Dismissal of BDO Seidman, LLP

(i)            On July 11, 2008, the Company dismissed BDO as the Company’s independent registered public accounting firm.

(ii)           The audit report of BDO on the consolidated financial statements of the Company as of and for the year ended December 31, 2007 contained an unqualified opinion with an explanatory paragraph raising substantial doubt regarding the Company’s ability to continue as a going concern because of the Company’s significant operating loss in fiscal 2007 and because of the Company’s expectation of future operating losses and negative cash flows from operations. The audit report of BDO on the consolidated financial statements of the Company as of and for the year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)           The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) recommended and approved the decision to change independent registered public accounting firms.

(iv)           During the Company’s two most recent fiscal years ended December 31, 2007 and December 31, 2006, and from January 1, 2008 through July 11, 2008, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

(v)           During the Company’s two most recent fiscal years ended December 31, 2007 and December 31, 2006, and from January 1, 2008 through July 11, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that as of the end of fiscal 2007 (year ended December 31, 2007), the Company’s disclosure controls and procedures were not effective due to the existence of a material weakness related to limited finance and accounting personnel to prepare and review financial statements, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(vi)           The Company has provided BDO with a copy of the Initial Report and this Amended Report prior to their filing with the SEC. The Company requested BDO to furnish the Company with a letter, as required by Item 304(a)(3) of Regulation S-K, addressed to the SEC, stating whether or not BDO agrees with the above statements. Such letter is filed as Exhibit 16.1 to this Amended Report.

(a)(2)       Engagement of Mahoney Cohen & Company

On July 18, 2008, the Audit Committee agreed to engage Mahoney Cohen & Company, CPA, P.C. (“Mahoney”) as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2008.

The Company did not, nor did anyone on its behalf, consult Mahoney during the Company’s two most recent fiscal years ended December 31, 2007 and December 31, 2006, and from January 1, 2008 through July 17, 2008 (the interim period prior to the Company’s engagement), regarding:

(i)           the application of accounting principles to a specified transaction (completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that Mahoney concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(ii)           any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Mahoney with a copy of this Amended Report, requested Mahoney to review the disclosures contained in this Amended Report, and provided Mahoney with the opportunity to furnish the Company with a letter, addressed to the SEC, containing any new information, clarification of the Company’s expression of its views or the respects in which Mahoney does not agree with the statements made in this Amended Report. Mahoney has advised the Company that it does not intend to furnish such a letter.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.   Description

16.1        Letter, dated July 18, 2008, from BDO Seidman, LLP to the Securities and Exchange Commission regarding a change in the Company’s certifying accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            I.C. Isaacs & Company, Inc.

Date: July 22, 2008                                                                                           By: /s/ Timothy J. Tumminello
              Timothy J. Tumminello
              Vice President and Controller,
              Interim Principal Financial Officer